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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES


   Name                 Jurisdiction of Incorporation or Organization
   ----                 ---------------------------------------------

   DCTV, Inc.                           California

   TVN Shopping, Inc.                   Delaware

   Chromazone, LLC                      Delaware

   DFI LLC                              Delaware

   GRTV Network, Inc.                   Delaware